UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

April 11, 2008

US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)
Delaware	54-1194634
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)
Delaware	53-0218143
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 11, 2008, US Airways Group, Inc. and US Airways, Inc. (collectively, the "Company") entered into the Second Amendment to Merchant Services Bankcard Agreement (the "Amendment") with Chase Alliance Partners, LLC, as successor to Chase Merchant Services, LLC, and JPMorgan Chase Bank, N.A. (collectively, "Chase"), which amends the Merchant Services Bankcard Agreement between the Company and Chase dated April 16, 2003, as previously amended by that certain First Amendment to Merchant Services Bankcard Agreement between the Company and Chase (the "Agreement").

The Amendment extends the term of the Agreement, reduces the pricing to better reflect the Company's transaction volume, adjusts the payment terms related to card-processing fees, provides for the reduction in the collateral requirements for the reserve account required to be maintained by the Company, and continues to grant Chase the right to increase or decrease the amount held in the reserve account upon the occurrence of certain events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
US Airways Group, Inc. (REGISTRANT)
Date: April 17, 2008	By: /s/ Derek J. Kerr Derek J. Kerr Senior Vice President and Chief Financial Officer
US Airways, Inc. (REGISTRANT)
Date: April 17, 2008	By: /s/ Derek J. Kerr Derek J. Kerr Senior Vice President and Chief Financial Officer